Exhibit 10.5

Third Amendment to Note Purchase Agreement
This Third Amendment dated as of December 10, 2020 (the or this “Third Amendment”) to the Note Purchase Agreement (as defined below) is among Pebblebrook Hotel, L.P., a Delaware limited partnership (the “Company”), Pebblebrook, Hotel Trust, a Maryland real estate investment trust (the “Parent REIT”) and each of the institutions set forth on the signature pages to this Third Amendment (collectively, the “Noteholders”).
Recitals
    A.    The Company and each of the Noteholders have heretofore entered into the Note Purchase Agreement dated as of November 12, 2015, as amended by that certain First Amendment dated as of October 13, 2017, and that certain Second Amendment dated as of June 29, 2020 (the “Note Purchase Agreement”). The Company has heretofore issued (i) $60,000,000 aggregate principal amount of its 4.70% Senior Notes, Series A, due December 1, 2023 (the “Series A Notes”) and (ii) $40,000,000 aggregate principal amount of its 4.93% Senior Notes, Series B, due December 1, 2025 (the “Series B Notes” and, together with the Series A Notes, the “Notes”) pursuant to the Note Purchase Agreement.
    B.    The Company, the Parent REIT and the Noteholders now desire to amend the Note Purchase Agreement in the respects, but only in the respects, hereinafter set forth.
    C.     Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Purchase Agreement, as amended by this Third Amendment, unless herein defined or the context shall otherwise require.
    D.    All requirements of law have been fully complied with and all other acts and things necessary to make this Third Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.
Statement of Agreement
Now, Therefore, the Company, the Parent REIT and the Noteholders, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, do hereby agree as follows:
Article I

Amendments to Note Purchase Agreement
Effective upon the Third Amendment Effective Date (as hereinafter defined), the Note Purchase Agreement is hereby amended as follows:

Section 1.1. Schedule A of the Note Purchase Agreement is hereby amended to add the following definitions in the appropriate alphabetical order:

“2020 Permitted Convertible Notes” shall mean the Permitted Convertible Notes to be issued by the Parent REIT on or about December 10-21, 2020, as generally described to holders of Notes the week of December 7, 2020.
“Permitted Convertible Notes” means senior convertible debt securities of the Parent REIT (a) that are unsecured, (b) that do not have the benefit of any Guarantee of any Subsidiary, (c) that are otherwise permitted under this Agreement, including Section 10.10, (d) the Net Cash Proceeds of which are applied during the Waiver Period, if applicable, in accordance with this Agreement and the Intercreditor Agreement, (e) that are not subject to any sinking fund or any prepayment, redemption or repurchase requirements, whether scheduled, triggered by specified events or at the option of the holders thereof (it being understood that none of the following will be deemed to constitute such a sinking fund or prepayment, redemption or repurchase requirement: (i) a customary “change in control” or “fundamental change” put, (ii) a right to convert such securities into common shares of the Parent REIT, cash or a combination thereof (in each case, at election of the Parent REIT) or (iii) an acceleration upon an event of default), and (f) that have the benefit of covenants and events of default customary for comparable convertible securities (as determined by the Parent REIT in good faith).
“Permitted Convertible Notes Swap Contract” means a Swap Contract entered into by the Parent REIT in connection with, and prior to or concurrently with, the issuance of any Permitted Convertible Notes pursuant to which the Parent REIT acquires a call or a capped call option requiring the counterparty thereto to deliver to the Parent REIT common shares of the Parent REIT, the cash value of such shares or a combination of such shares and cash from time to time upon exercise of such option; provided that the terms, conditions and covenants of each such Swap Contract shall be such as are typical and customary for Swap Contracts of such type (as determined by the Parent REIT in good faith).

Section 1.2. The definition of “Equity Interests” in Schedule A of the Agreement is hereby amended by replacing the final period thereof with the following clause:

; provided that neither Permitted Convertible Notes (prior to conversion thereof) nor Permitted Convertible Notes Swap Contracts shall constitute Equity Interests of the Parent REIT.

Section 1.3.    The definition of “Indebtedness” in Schedule A is hereby amended by adding the following clause at the last paragraph thereto:

For avoidance of doubt, the Indebtedness of the Parent REIT shall include Permitted Convertible Notes (prior to conversion thereof).

Section 1.4.    The definition of “Restricted Payments” in Schedule A is hereby amended by replacing the final period thereof with the following clause:

; provided, further, that payments for, in respect of or in connection with Permitted Convertible Notes Swap Contracts shall not constitute Restricted Payments.

Section 1.5. Section 8.9(a) of the Note Purchase Agreement is hereby amended by replacing clause (a) thereof with the following:

During the Waiver Period, if any Consolidated Party makes any Disposition (other than those permitted by Section 10.7(b)(i), (ii), (iii) and (iv)), issues any Equity Interests, or incurs any Indebtedness (each a “Waiver Period Event”), the Company shall offer to prepay the Notes in accordance with Section 8.9(b) below; provided that the 2020 Permitted Convertible Notes shall not constitute a Waiver Period Event. The Company shall give not less than three (3) Business Days prior written notice of the Waiver Period Event. Such notice shall contain and constitute an offer to prepay Notes as described in subparagraph (b) of this Section 8.9 and shall be accompanied by the certificate described in subparagraph (e) of this Section 8.9.

Section 1.6.    Section 10.10 of the Note Purchase Agreement is hereby amended to (i) remove “or” at the end of clause (e), (ii) change clause “(f)” to clause “(g),” and add the following as clause (f):

(f)    voluntarily prepay the principal amount of any Permitted Convertible Notes other than pursuant to a conversion thereof into Equity Interests of the Parent REIT; or
Article II

Conditions to Effectiveness
    Section 2.1.    This Third Amendment shall not become effective until, and shall become effective (the “Third Amendment Effective Date”) when, each and every one of the following conditions shall have been satisfied:
    (a)    executed counterparts of this Third Amendment, duly executed by the Company, the Parent REIT and the Noteholders, shall have been delivered to the Noteholders;
    (b)    the representations and warranties of the Company set forth in Section 3.1 hereof are true and correct on and with respect to the date hereof;
    (c)     the Noteholders shall have received a duly executed and delivered copy of the amendments to each Material Credit Facility dated on or about the date hereof, in form and substance reasonably satisfactory to the Noteholders; and

    (d)    the Company shall have paid the fees and expenses of Chapman and Cutler LLP, counsel to the Noteholders, in connection with the negotiation, preparation, approval, execution and delivery of this Third Amendment.
Article III

Representations and Warranties of the Company
    Section 3.1.    To induce the Noteholders to execute and deliver this Third Amendment, the Company and the Parent REIT represents and warrants (which representations and warranties shall survive the execution and delivery of this Third Amendment), to the Noteholders that:
    (a)    this Third Amendment has been duly authorized, executed and delivered by the Company and the Parent REIT and this Third Amendment constitutes the legal, valid and binding obligation, contract and agreement of the Company and the Parent REIT enforceable against each in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;
    (b)    the Note Purchase Agreement and the Notes, as amended by this Third Amendment, constitute the legal, valid and binding obligations, contract and agreement of the Company and the Parent REIT enforceable against each in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;
    (c)    the execution, delivery and performance by the Company and the Parent REIT of this Third Amendment (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, including, without limitation, any Material Credit Facility, or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this Section 3.1(c);
    (d)    as of the date hereof and after giving effect to this Third Amendment, no Default or Event of Default has occurred which is continuing; and
    (e)    neither the Parent REIT, the Company nor any of its Subsidiaries has paid or agreed to pay any fees or other consideration to the lenders under any Material Credit Facility or any agent acting on their behalf, except for customary and usual commitment and arrangement fees and agent fees paid in connection with entering into any Material

Credit Facility, and reasonable out of pocket expenses, including attorneys’ fees, incurred in connection therewith.
Article IV

Miscellaneous
    Section 4.1.    This Third Amendment shall be construed in connection with and as part of the Note Purchase Agreement, and except as modified and expressly amended by this Third Amendment, all terms, conditions and covenants contained in the Note Purchase Agreement and the Notes are hereby ratified and shall be and remain in full force and effect.
    Section 4.2.    The Parent REIT, on behalf of each Subsidiary Guarantor (a) acknowledges and consents to all of the terms and conditions of this Third Amendment, (b) affirms all of its obligations under the Subsidiary Guaranty, (c) agrees that this Third Amendment and all documents delivered in connection herewith do not operate to reduce or discharge its obligations under the Note Purchase Agreement or the Subsidiary Guaranty, and (d) agrees that this Third Amendment and all documents delivered in connection herewith do not operate as a waiver of any Default or Event of Default that may exist prior to the effectiveness of this Third Amendment.
    Section 4.3.    Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Third Amendment may refer to the Note Purchase Agreement without making specific reference to this Third Amendment but nevertheless all such references shall include this Third Amendment unless the context otherwise requires.
    Section 4.4.    The descriptive headings of the various Sections or parts of this Third Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.
    Section 4.5.    This Third Amendment shall be governed by and construed in accordance with New York law.

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The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Third Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

Very truly yours,

Pebblebrook Hotel, L.P.

By:    PEBBLEBROOK HOTEL TRUST, a Maryland Real Estate Investment Trust, its general partner

By:    /s/ Raymond Martz
Name: Raymond Martz
Title: Executive Vice President and Chief Financial Officer

PEBBLEBROOK HOTEL TRUST

By: /s/ Raymond Martz___________

Name: Raymond Martz
Title: Executive Vice President and Chief Financial Officer

SIGNATURE PAGE TO
THIRD AMENDMENT TO 2015 NOTE PURCHASE AGREEMENT

As of the date first written above.
MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
By: Barings LLC, as Investment Adviser

By /s/ James Moore
Name: James Moore
Title: Managing Director

YF LIFE INSURANCE INTERNATIONAL LIMITED
By: Barings LLC, as Investment Adviser

By /s/ James Moore
Name: James Moore
Title: Managing Director
SIGNATURE PAGE TO
THIRD AMENDMENT TO 2015 NOTE PURCHASE AGREEMENT

As of the date first written above.
ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
By: Allianz Global Investors U.S. LLC
As authorized signatory and investment manager

By /s/ Lawrence Halliday
Name: Lawrence Halliday
Title: Managing Director

SIGNATURE PAGE TO
THIRD AMENDMENT TO 2015 NOTE PURCHASE AGREEMENT

As of the date first written above.
THE GAURDIAN LIFE INSURANCE COMPANY OF AMERICA

By /s/ Tim Powel
Name: Tim Powel
Title: Managing Director

SIGNATURE PAGE TO
THIRD AMENDMENT TO 2015 NOTE PURCHASE AGREEMENT